Exhibit 10.7

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated January 18, 2013, is made and entered into by and between EACH OF THE PERSONS LISTED ON THE SIGNATURE PAGES HERETO AND EACH OF THE OTHER PERSONS WHICH BECOME PLEDGORS HEREUNDER FROM TIME TO TIME (each, a “Pledgor” and collectively, the “Pledgors”) and CAPITAL ONE, N.A., in its capacity as agent for the Banks under the Credit Agreement referred to below (the “Secured Party”).

WHEREAS, (i) pursuant to that certain Credit Agreement (as it may be amended, restated, extended or otherwise modified from time to time, the “Credit Agreement”) dated as of the date of this Agreement, among Interface Security Systems, L.L.C., a Louisiana limited liability company (“ISS”), The Greater Alarm Company, Inc., a California corporation (“GAC”), Westec Acquisition Corp., a Delaware corporation (“WAC”), Westec Intelligent Surveillance, Inc., a Delaware corporation (“WIS” and together with ISS, GAC and WAC, each individually, a “Borrower” and collectively, the “Borrowers”), the Guarantors party thereto, the Banks party thereto and the Secured Party, the Banks have agreed to provide certain loans and other extensions of credit from time to time to the Borrowers and (ii) pursuant to that certain Security Agreement, dated as of the date hereof, by and among the Borrowers, the Guarantors party thereto, and the Secured Party (as it may be amended, restated, extended or otherwise modified from time to time, the “Security Agreement”), each Pledgor has granted a security interest to the Secured Party, for the benefit of itself and the other Banks, in, among other things, all right, title and interest of such Pledgor in, to and under, inter alia, all of such Pledgor’s property, whether now existing or hereafter arising or acquired as security for the Obligations; and

WHEREAS, as required by the Credit Agreement, Pledgors’ shares of stock, limited liability company interests, partnership interests and other membership interests in direct and indirect domestic subsidiaries and any other equity or membership interest owned by each Pledgor in any other entity, whether now existing or hereafter created or acquired (collectively, the “Subsidiaries”), to the extent constituting Collateral, are to be pledged to the Secured Party in accordance herewith; and

WHEREAS, each Pledgor owns certain of the outstanding capital stock and the limited liability company interests of the Subsidiaries, as more fully described on Schedule A hereto.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Defined Terms.

(a)                                 Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Security Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the Uniform Commercial Code as enacted in each applicable jurisdiction and as may be amended from time to time (the “Code”).

(b)                                 “Pledged Collateral” shall mean and include, in each case, to the extent constituting Collateral, the following: (i) the issued and outstanding capital stock and limited liability company interests of the Subsidiaries owned or held of record or beneficially by each Pledgor on the date hereof as listed on Schedule A attached hereto and made a part hereof (and the certificates, copies of which are attached hereto, representing such capital stock), and all rights and privileges pertaining thereto, including, without limitation, all securities and additional securities receivable in respect of or in exchange for such securities, all rights to subscribe for securities incident to or arising from ownership of such securities, all cash, interest, membership interests, stock and other dividends or distributions paid or payable on such securities, and all books and records pertaining to the foregoing, including, without limitation, all membership interest record and transfer books, (ii) any and all other securities hereafter pledged by any Pledgor to the Secured Party to secure the Secured Obligations (as hereinafter defined) of each Pledgor, including all other securities of any future Subsidiary of Pledgor, in each case owned of record or beneficially by Pledgor at any time (and the certificates representing such securities), and, in any case, all rights and privileges pertaining thereto, including, without limitation, all securities and additional securities receivable in respect of or in exchange for such securities, all rights to subscribe for securities incident to or arising from ownership of such securities, all cash, interest, membership interests, stock and other dividends or distributions paid or payable on such securities, and all books and records pertaining to the foregoing, and (iii) whatever is received when any of the foregoing is sold, exchanged or otherwise disposed of, including any proceeds as such term is defined in the Code.

(c)                                  “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

2.                                      Grant of Security Interests.  Each Pledgor, to secure on a first priority basis the payment and performance of all the Obligations (the “Secured Obligations”), hereby pledges and assigns to Secured Party, for the benefit of itself and the other Banks, and grants to the Secured Party, for the benefit of itself and the other Banks, a continuing first priority security interest in all of the Pledgor’s now existing and hereafter acquired and/or arising right, title and interest in, to and under the Pledged Collateral owned by such Pledgor, whether now or hereafter existing and wherever located.

3.                                      Further Assurances.  Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Secured Party, Pledgors shall execute and deliver to the Secured Party all financing statements, continuation financing statements, termination statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) which the Secured Party may reasonably request, in form reasonably satisfactory to the Secured Party, and take such other action which the Secured Party may reasonably request, to create, perfect, maintain, preserve, continue, validate or otherwise protect, and from time to time renew, Secured Party’s, for the benefit of itself and the Banks, perfected first priority Lien on and pledge of the Pledged Collateral and to fully consummate the transactions contemplated under the Credit Agreement, the other Loan Documents and this Agreement.  Upon the occurrence and continuation of an Event of Default, each Pledgor irrevocably makes, constitutes and appoints the Secured Party, for the benefit of itself and the other Banks (and any of the Secured Party’s officers or employees or agents designated by the Secured Party), as such Pledgor’s true and lawful attorney-in-fact (without requiring Secured Party to act as such) with power to sign the name of such Pledgor on all or any of the Security Documents which the Secured Party determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Secured Party’s security interest in the Pledged Collateral. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been paid in full (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) and the Commitments have terminated.

4.                                      Representations and Warranties.  Each Pledgor hereby affirms all representations and warranties related to such Pledgor in the Credit Agreement and the Security Agreement, if any, and further represents and warrants to the Secured Party as follows:

(a)                                 Each Pledgor has, and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time it acquires rights in such Pledged Collateral, will have), title to the Pledged Collateral, free and clear of all Liens (other than Permitted Liens).

(b)                                 The shares of capital stock and limited liability company interests constituting the Pledged Collateral have been duly authorized and validly issued to each Pledgor (as set forth on Schedule A hereto) and, with respect to the shares of capital stock, are fully paid and non-assessable.

(c)                                  Except for the Permitted Liens, the security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority, there are no effective UCC financing statements relating to any of the Pledged Collateral on file in any public office except those on behalf of Secured Party for the benefit of itself and the Banks.

(d)                                 There are no restrictions (other than any restrictions under applicable federal and state securities laws) upon the transfer of the Pledged Collateral and each Pledgor has the power and authority and right to transfer the Pledged Collateral free of any encumbrances (other than Permitted Liens) and without obtaining the consent of any other Person.

(e)                                  There are no actions, suits, or proceedings pending or, to its best knowledge after due inquiry, threatened against or affecting each Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any Official Body, and none of the Pledgors is in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect its performance hereunder.

(f)                                   The address of Pledgors’ principal place of business is 3773 Corporate Center Drive, Earth City, Missouri 63045.

(g)                                  The Pledged Collateral consisting of the capital stock or limited liability company interests of each of the Subsidiaries is classified as, and will remain classified as, certificated securities under the terms of Article 8 of the Code.

(h)                                 The Pledged Collateral is or will be upon the acquisition of such Pledged Collateral, as the case may be, duly and validly pledged to Secured Party, for the benefit of itself and the Banks, in accordance with applicable law, and Secured Party, for the benefit of itself and the Banks, has or will have, upon the acquisition of such Pledged Collateral, as the case may be, a good, valid and perfected first priority Lien on and security interest in the Pledged Collateral and the proceeds thereof subject to no other Liens (other than Permitted Liens).

(i)                                     Other than with respect to any Permitted Lien, (x) the obligations of each Pledgor hereunder are not subordinated in any way to any other obligation of such Pledgor or to the rights of any other Person, and (y) such Pledgor is not a party to or bound by any other agreement, document or instrument that otherwise relates to the Pledged Collateral (other than the Loan Documents or the charter or good standing documents of Pledgor or any Person whose shares or other interests are being pledged hereunder).

(j)                                    Each Pledgor has full legal authority and power to own the Pledged Collateral and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereunder, and such Pledgor is under no legal restriction, limitation or disability that would prevent any of the foregoing.

5.                                      General Covenants.  In addition to any covenants and agreements of each Pledgor set forth in the other Loan Documents, which are incorporated herein by this reference, each Pledgor hereby covenants and agrees as follows:

(a)                                 Each Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; each Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Secured Party as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Each Pledgor shall notify the Secured Party in writing ten (10) days prior to any change in its principal place of business, change to its name or change to its jurisdiction of formation.

(b)                                 Each Pledgor shall appear in and defend any action or proceeding of which it is aware which could reasonably be expected to affect its title to, or the Secured Party’s interest in, the Pledged Collateral owned by it and the proceeds thereof, provided, however, that it may settle such actions or proceedings with respect to the Pledged Collateral it owns with the consent of the Secured Party, which consent shall not be unreasonably withheld or delayed.

(c)                                  Each Pledgor shall keep separate, accurate and complete records of the Pledged Collateral owned by it, disclosing the Secured Party’s security interest hereunder.

(d)                                 Each Pledgor shall pay any and all taxes, duties, fees or impositions of any nature imposed by any state, federal or local authority on any of the Pledged Collateral, except to the extent contested in good faith by appropriate proceedings in accordance with the manner permitted in the Credit Agreement.

(e)                                  Each Pledgor shall permit the Secured Party, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral, subject to the terms in Section 7.1.7 of the Credit Agreement.

(f)                                   To the extent, following the date hereof, each Pledgor acquires additional shares of capital stock, limited liability company interests, membership interests or any other equity interest of any subsidiary or any of the rights, property or securities described in the definition of Pledged Collateral, such shares of capital stock, limited liability company interests, membership interests, equity interests, rights, property or securities shall be, upon such acquisition, pledged to the Secured Party, and each Pledgor shall deliver an updated Schedule A hereto to the Secured Party.

(g)                                  During the term of this Agreement, each Pledgor shall not sell, assign, transfer or otherwise dispose of the Pledged Collateral, except as expressly permitted by the Credit Agreement (and in any event, at all times subject to the security interest of Secured Party granted hereunder).

(h)                                 Each Pledgor covenants and agrees that it shall not permit any Subsidiary to amend or otherwise modify any of its organizational documents, except as expressly permitted under the Credit Agreement, and without limiting the foregoing, each Pledgor shall not permit (i) any Subsidiary whose ownership interests are not certificated as of the date hereof to opt into Article 8 of the applicable Code for purposes of classifying the membership interests, partnership interests or other equity interests in any such entity as “certificated securities” thereunder and (ii) any Subsidiary whose ownership interests are certificated as of the date hereof to opt out of Article 8 of the applicable Code.

6.                                      Other Rights with Respect to Pledged Collateral.  In addition to the other rights with respect to the Pledged Collateral granted to the Secured Party hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Secured Party, at its option and at the expense of Pledgors, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether or not any payments are then due and payable, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Secured Party or any Affiliate of the Secured Party, on deposit or otherwise, belonging to Pledgors, as the Secured Party, in its sole discretion, shall determine; and (d) do anything which any Pledgor is required but fails to do hereunder.

7.                                      Waiver of Transfer Restrictions.  Each Pledgor and, by its acknowledgement hereto, each issuer of any of the Pledged Collateral hereby consent to the terms and conditions contained in this Agreement, to the transactions contemplated thereby and to all future amendments thereto, notwithstanding any limitations or restrictions on such transactions set forth in the governing documents of such issuer or otherwise with respect to the transfer of the Pledged Collateral.  Without limiting the foregoing, each Pledgor and each issuer agree that any rights of first refusal, options to purchase or other conditions or restrictions affecting the transfer of the Pledged Collateral (each a “Transfer Restriction”) shall not be triggered by, or otherwise in any respect be applicable to, the execution and delivery of this Agreement or the exercise of Secured Party’s rights and remedies under this Agreement, as amended from time to time, and upon Secured Party’s exercise of its rights and remedies under this Agreement (as amended from time to time), Secured Party, a purchaser at a foreclosure sale of the Pledged Collateral or such party’s designee shall be immediately and automatically admitted as an owner of each applicable issuer with all ownership rights accruing to it (including, without limitation, all rights to distributions, management and voting) without the need to obtain the consent of any owner or any issuer or to provide a right of first refusal or option to purchase with the respect to the Pledged Collateral in favor of any owner, any issuer or any other Person or comply with any other Transfer Restriction, notwithstanding anything in the governing documents of such issuer, any agreement to which any Pledgor is a party with respect to the Pledged Collateral or otherwise to the contrary or in conflict thereof.  To the extent necessary to give full effect to this Agreement (including right of Secured Party to be vested with all economic, voting, management and ownership rights in the Pledged Collateral following and during the continuation of an Event of Default), the applicable organizational documents for each issuer of any of the Pledge Collateral shall automatically be deemed amended as necessary.

8.                                      Additional Remedies upon Event of Default.  Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Secured Party shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 above and under the other Loan Documents, the following rights and remedies:

(a)                                 The Secured Party may, after ten (10) days’ advance notice to Pledgors, sell, assign, give an option or options to purchase or otherwise dispose of the Pledged Collateral or any part thereof at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. Each Pledgor agrees that ten (10) days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Secured Party may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.

(b)                                 The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Secured Party has made all deductions of expenses, including but not limited to reasonable attorneys’ fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Secured Party’s rights with respect to the Pledged Collateral in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable in the manner set forth in Section 8.2.5 of the Credit Agreement.

(c)                                  To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare the Pledged Collateral for disposition,

(b) to fail to obtain third party consents for access to the Pledged Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Pledged Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Persons obligated on Pledged Collateral or to remove Liens on or any adverse claims against the Pledged Collateral, (d) to exercise collection remedies against Persons obligated on the Pledged Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Pledged Collateral through publications or media of general circulation, whether or not the Pledged Collateral is of a specialized nature, (f)  to contact other Persons, whether or not in the same business as such Pledgor, for expressions of interest in acquiring all or any portion of the Pledged Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Pledged Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of the Pledged Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance of credit enhancements to insure Secured Party against risks of loss, collection or disposition of the Pledged Collateral, or to provide to Secured Party a guaranteed return from the collection or disposition of the Pledged Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Pledged Collateral.  Each Pledgor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Pledged Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any right to any Pledgor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(d)                                 Each Pledgor further recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Collateral to be sold hereunder, each partnership and each limited liability company from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number and nature of interest, shares or other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.                                      Attorney-in-Fact.  Each Pledgor hereby irrevocably appoints Secured Party, for the benefit of itself and the Banks, as its attorney-in-fact (without requiring Secured Party to act as such), with full power of substitution, which appointment as attorney-in-fact is irrevocable during the term of this Agreement, to take any action Secured Party deems necessary upon the occurrence and during the continuation of an Event of Default to perfect, protect and realize upon its Lien and first priority security interest in the Pledged Collateral, for the benefit of itself and the Banks, including the execution and delivery of any and all documents or instruments related to the Pledged Collateral in each Pledgor’s name, or otherwise to effect fully the purpose, terms and conditions of this Agreement and the other Loan Documents, and said appointment shall create in Secured Party, for the benefit of itself and the Banks, a power coupled with an interest.

10.                               Secured Party’s Duties.  The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

11.                               No Waiver; Cumulative Remedies.  No failure to exercise, and no delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Loan Documents or by Law.  Each Pledgor waives any right to require the Secured Party to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Secured Party’s power.  Except as expressly provided for herein, to the extent permitted under applicable law, each Pledgor hereby waives setoff, counterclaim, any claim for recoupment, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description (including, without limitation, notice of acceptance hereof, notice of any Loan made, credit extended, collateral received or delivered) and the pleading of any statute of limitations as a defense to any demand under any Loan Document, it being the intention that each Pledgor shall remain liable under this Agreement and the Loan Documents until the full amount of all Secured Obligations shall have been paid in full in cash and performed and satisfied in full and the Credit Agreement terminated, notwithstanding any act, omission or anything else which might otherwise operate as a legal or equitable discharge of any Pledgor.

12.                               Assignment.  All rights of the Secured Party under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Pledgor shall bind its successors and assigns; provided, however, that no Pledgor may assign or transfer any of its rights and obligations hereunder or any interest herein.

13.                               Conflict.  In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.  Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Secured Party pursuant to this Agreement, the obligations of the Pledgors hereunder and the exercise of any right or remedy by the Secured Party hereunder are subject to the provisions of the Intercreditor Agreement.  If there is a conflict between the terms of the Intercreditor Agreement, and this Agreement or the Credit Agreement, the applicable terms of the Intercreditor Agreement will control.

14.                               Security Interest.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party, for the benefit of itself and the Banks, under the Security Agreement and the other Loan Documents.

15.                               Severability.  In case any provision in this Agreement or in any other Loan Document is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

16.                               Governing Law; Waiver of Jury Trial.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.  EACH PARTY HERETO AND SECURED PARTY (BY ACCEPTANCE HEREOF) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OF THE PLEDGED COLLATERAL AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

17.                               Notices.  All notices, requests, demands, directions and other communications (as used in this Section 17, collectively referred to as “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by facsimile or via nationally-recognized overnight courier, by hand or U.S. mail to the respective parties at the addresses and numbers set forth under their respective names provided in the Credit Agreement or in accordance with any subsequent unrevoked written direction from any party to the others pursuant to Section 10.6 of the Credit Agreement. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next Business Day by letter or facsimile, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Secured Party shall not be effective until received. Any Bank giving any notice to any Pledgor shall simultaneously send a copy thereof to the

Secured Party, and the Secured Party shall promptly notify the other Banks of the receipt by it of any such notice.

18.                               Specific Performance.  Each Pledgor acknowledges and agrees that, in addition to the other rights of the Secured Party hereunder and under the other Loan Documents, because the Secured Party’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Secured Party’s rights (a) to inspect the books and records related to the Pledged Collateral, (b) to receive the various notifications such Pledgor is required to deliver hereunder, (c) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (d) to enforce the provisions hereof pursuant to which such Pledgor has appointed the Secured Party its attorney-in-fact, and (e) to enforce the Secured Party’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, the Pledgors agree that each such provision hereof may be specifically enforced.

19.                               Voting Rights in Respect of the Pledged Collateral.  This Agreement is given as security to secure performance of the Secured Obligations. Upon the occurrence and during the continuation of an Event of Default, (i) Secured Party, may, at its option, and in addition to all rights and remedies available to Secured Party under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Collateral owned by such Pledgor, but under no circumstances is Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) if Secured Party duly exercises its right to vote any of such Pledged Collateral, the applicable Pledgor hereby appoints Secured Party, such Pledgor’s true and lawful attorney-in-fact and proxy to vote such Pledged Collateral in any manner Secured Party deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable during any period when an Event of Default has occurred and is continuing.  Upon such Event of Default being cured or waived in writing, such rights shall automatically revert to the applicable Pledgor and such power-of-attorney and proxy shall terminate.  So long as no Event of Default shall occur and be continuing under the Credit Agreement, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that such Pledgor will not exercise or will refrain from exercising any such right, as the case may be, if such action would have a material adverse effect on the value of any Pledged Collateral.

20.                               Entire Agreement Amendments.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by such Pledgor. This Agreement may not be amended or supplemented except by a writing signed by the Secured Party and Pledgors.

21.                               Reconveyance.  Upon the payment in full of all Secured Obligations and the termination of the Commitments, this Agreement and all of the Secured Party’s right, title and interest hereunder with respect to the Pledged Collateral shall terminate and be discharged in full and the Secured Party shall execute and deliver such documents and instruments reasonably necessary to terminate, release and discharge this Agreement and the security interest created hereby and to reconvey the Pledged Collateral to Pledgors.

22.                               Counterparts.  This Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts (each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement) and by facsimile and other electronic transmission (which electronic signature shall be considered original executed counterparts).

23.                               Descriptive Headings.  The descriptive headings which are used in this Agreement are for the convenience of the parties only , are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed with the intention that it constitutes a sealed instrument as of the date first above written.

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

INTERFACE SECURITY SYSTEMS, L.L.C., a Louisiana limited liability company

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

THE GREATER ALARM COMPANY, INC.
a California corporation

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

WESTEC ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

WESTEC INTELLIGENT SURVEILLANCE, INC., a Delaware corporation

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

Signature Page

to

Pledge Agreement

CAPITAL ONE, N.A.

By:	/s/ John Robuck
Name:	John Robuck
Title:	Senior Director

Signature Page

to

Pledge Agreement

ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees to be bound by the Pledge Agreement and to promptly to note on its books and records the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of Secured Party or its nominee or the exercise of voting rights by Secured Party, and, after written notice from Secured Party that an Event of Default has occurred and is continuing, each agrees, that in acting upon the instructions of Secured Party, it will not require the further consent of, or seek further instruction from, Pledgor at any time.  Each will not, and will not permit Pledgor or any other Person to cause it to, opt out of Article 8 of the applicable Code with respect to its capital stock or other equity interests without the express, prior written consent of Secured Party.

Acknowledged and Agreed:

INTERFACE SECURITY SYSTEMS, L.L.C.,
a Louisiana limited liability company

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

THE GREATER ALARM COMPANY, INC.
a California corporation

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

WESTEC ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

WESTEC INTELLIGENT SURVEILLANCE, INC.
a Delaware corporation

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

Signature Page

to

Acknowledgment to Pledge Agreement